UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

MobileIron, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:
Common Stock, par value $0.001 per share, of MobileIron, Inc.
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The following FAQs were made available by MobileIron, Inc.:

Customer FAQ Document

MobileIron’s customers can be confident that it is business as usual at MobileIron, and that we remain committed to providing top-tier solutions for enterprise security on a mobile-centric platform. Our customers will continue to interact with the same MobileIron personnel that they know and trust just as they would have without the transaction, and we will communicate often along this journey.

1.              What did we announce?

Ivanti, Inc. (“Ivanti”), a leading provider of enterprise-grade intelligent IT management and security software solutions, backed by Clearlake Capital Group, L.P. (together with its affiliates, “Clearlake”) and TA Associates Management L.P. (together with its affiliates, “TA Associates”), announced on September 28, 2020 that it had signed definitive agreements to acquire MobileIron, Inc.(NASDAQ: MOBL) (“MobileIron”), a leading mobile-centric Unified Endpoint Management solutions provider, and Pulse Secure LLC (“Pulse Secure”), a leading provider of Secure Access and mobile security solutions to enterprise customers.

By acquiring zero trust security leaders MobileIron and Pulse Secure, Ivanti will be delivering on its vision to enable the self-healing autonomous edge with adaptive security and contextualized, personalized experiences for remote workers. The combination of Ivanti, MobileIron, and Pulse Secure will super-charge Ivanti’s capabilities in Unified Endpoint Management, Zero Trust Security, and Enterprise Service Management, which are more important than ever in today’s remote work environment. As the enterprise is now everywhere — data resides everywhere, work takes place everywhere, and employees communicate with customers everywhere – the “future of work” goes all the way to the edge. The acquisition will enable Ivanti to automate a secure workforce for the Everywhere Enterprise, all while delivering a seamless employee experience across any device. Additionally, customers will benefit from the expanded scale, corporate resources, service capabilities and financial flexibility that the merger and combined hyper-automation platform will deliver.

2.              Who is Ivanti?

•                  Ivanti is a leading IT software company headquartered in Salt Lake City, Utah.

•                  The company produces software for IT Security, IT Service Management, IT Asset Management, Unified Endpoint Management, Identity Management and Supply Chain Management.

3.              Who is Pulse Secure?

•                  Pulse Secure is a leading provider of secure access solutions for people, devices, things and services headquartered in San Jose, CA.

•                  Pulse Secure’s products provide secure, authenticated access for remote and mobile users from any web-enabled device to corporate resources.

4.              Is there any overlap among the three companies?

•                  Part of the rationale for this transaction was the complementary nature of our offerings with little overlap.

•                  By building on our combined strengths, this deal enables us to deliver comprehensive security for the next generation workforce.

5.              What is the rationale for this transaction?

•                  Our role as a company is more important than ever – and thanks to our team’s focus and execution, we’ve been taking meaningful actions to strengthen the foundation of our business and position MobileIron for sustainable growth in the current environment.

•                  By bringing MobileIron and Pulse Secure into the Ivanti portfolio, organizations can manage and secure users, devices, data, and access to ensure that every single device in an organization is covered, while delivering a contextual personalized employee experience.

•                  Together, we will become a leading provider of Unified Endpoint Management (UEM), Enterprise Service Management (ESM), and Zero Trust security solutions – and the only company on the market that provides end-to-end coverage in these areas. We will deliver the most comprehensive set of solutions to discover, manage, secure, and service every endpoint for the Everywhere Enterprise, in which employees, IT infrastructures and customers are everywhere — and mobile devices provide access to everything.

6.              Why is Ivanti the right partner for MobileIron? Why do they want to acquire the Company?

•                  As a combined portfolio with Ivanti and Pulse Secure, we will strengthen our position as one of the market leaders in Unified Endpoint Management, Zero Trust Security and Enterprise Service Management. By bringing MobileIron and Pulse Secure into the Ivanti portfolio, organizations can manage and secure users, devices, data, and access to ensure that every single device in an organization is covered, while delivering a contextual personalized employee experience.

•                  Ivanti appreciates the importance of our offering and the strength of our team, as well as our focus on operational excellence and dedication to quality, innovation and sustainability.

•                  This transaction comes at a critical time when technology companies across the board are looking for opportunities to address the increased market demand for the future of work in an Everywhere Enterprise, which enables a secure workforce as more and more people are working from anywhere on any device.

7.              Is the decision a direct result of COVID-19 and its impact on the company?

•                  No. Given the nature of our work, we’ve been fortunate to continue operating in a position of strength throughout this time.

8.              What does this mean for our business relationships going forward?

•                  This transaction in no way impacts our existing customer relationships – we remain committed to providing solutions for enterprise security with the industry’s first mobile-centric, zero trust platform.

9.              Will MobileIron continue to provide the same capabilities and offerings?

•                  Yes. MobileIron will continue to provide the same capabilities and world class customer service.

•                  Additionally, customers will benefit from the expanded scale, corporate resources, service capabilities and financial flexibility that the merger and combined hyper-automation platform will deliver.

10.       How will this transaction affect pricing?

•                  There is no impact to pricing at this time, and we will be sure to keep you informed on any future changes.

11.       Will my point of contact change?

•                  Prior to the close of the transaction, which is expected in late Q4, subject to approval by MobileIron stockholders and the satisfaction of regulatory and customary closing conditions, your point of contact will not change.

12.       Where can I get additional information?

•                  A press release issued by MobileIron with additional details on this transaction can be found online here, and a blog from CEO Simon Biddiscombe can be found here.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of MobileIron, Inc. (“MobileIron”) by Ivanti, Inc. (the “Merger”).  In connection with the proposed Merger, MobileIron will file a proxy statement with the Securities and Exchange Commission (“SEC”), which MobileIron will furnish with any other relevant documents to its stockholders in connection with the Special Meeting of the Stockholders to vote on the Merger.  BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MOBILEIRON AND THE PROPOSED MERGER.  The proposals for the merger will be made solely through the proxy statement.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations Department at MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043.  Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by MobileIron with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the companies’ website at www.mobileiron.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (5) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers; (6) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Participants in the Solicitation

The directors and officers of MobileIron may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction.  Information regarding MobileIron’s directors and officers and their respective interests in MobileIron by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC.  Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.